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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration statement on Form S-1 of
our reports dated March 24, 1998 (except as to Note 7 which is as of       ,
1998) on our audits of the consolidated financial statements and financial statement schedule of Cognizant Technology Solutions Corporation. We also consent to the reference to our firm under the caption "Experts."

New York, New York
               , 1998

    THE RECAPITALIZATION AS DESCRIBED IN NOTE 7 TO THE CONSOLIDATED FINANCIAL STATEMENTS HAS NOT BEEN CONSUMMATED AT DECEMBER 31, 1997. WHEN IT HAS BEEN CONSUMMATED, WE WILL BE IN A POSITION TO FURNISH THE ABOVE CONSENT.

                                          Coopers & Lybrand L.L.P.

New York, New York
April 8, 1998